                                    EXHIBIT I
              TO SCHEDULE 13D, AMENDMENT NO. 8 OF FILING CONCERNING
                              THE RIGHT START, INC.


Filing Parties                                                       Shares
--------------                                                    ------------
Kayne Anderson Capital Advisors, L.P.

        - Managed Investment Limited Partnerships                    4,884,123

        - Other Managed Accounts                                       202,100

Richard A. Kayne

        - Direct ownership                                             340,130

        - Kayne Anderson Investment Management, LLC
          Managed Accounts                                               7,500
                                                                  ------------

                                                      Total          5,433,854

Note: Shares reported include 399,999, 1,691,650, 250,000 and 1,263,155 shares of common stock which may be acquired upon conversion of Preferred Series B, Preferred Series C, Preferred Series D and Senior Subordinated Notes due 9/1/2005, respectively.


11/10/2000